Exhibit 99.1

Ixia Announces 2011 Second Quarter Results

CALABASAS, CA, July 21, 2011 — Ixia (Nasdaq:XXIA) today reported its financial results for the second quarter ended June 30, 2011.

Total revenue for the 2011 second quarter was $69.0 million, compared with $66.1 million reported for the 2010 second quarter and $78.5 million reported for the first quarter of 2011.

On a GAAP basis, the company recorded net income for the 2011 second quarter of $0.5 million, or $0.01 per diluted share, compared with a net loss of $0.4 million, or $0.01 per share, for the 2010 second quarter.

Non-GAAP net income for the 2011 second quarter was $5.8 million, or $0.08 per diluted share, compared with non-GAAP net income of $6.8 million, or $0.10 per diluted share, for the 2010 second quarter.

Additional non-GAAP information and a reconciliation of our non-GAAP measures to comparable GAAP measures for the second quarter and six months ended June 30, 2011 and 2010, respectively, may be found in the attached financial tables.

“Although we are disappointed with our results this quarter, the trends driving our markets and business, including the upgrade to next-generation networks and the convergence of wired and wireless networks, remain substantially intact,” commented Atul Bhatnagar, Ixia’s president and chief executive officer. “As we previously announced, the weakness we experienced in the second quarter related mainly to delays and reductions in spending by certain large network equipment makers, a large wireless order received too late in the quarter to ship and soft sales in the Asia Pacific region. While we are carefully monitoring market conditions and spending trends, we remain focused on continuing our efforts to develop innovative high performance testing solutions for emerging next generation media rich networks.

“The recent momentum in orders for our wireless test solutions is very encouraging,” continued Mr. Bhatnagar. “In the second quarter we secured record bookings for our IxCatapult solutions, which consisted primarily of orders for our LTE products. Last Monday, we closed the acquisition of Wi-Fi test solution provider VeriWave, which complements our LTE strategy. Our product portfolio now provides an end-to-end test solution for the converged Wi-Fi, LTE, Ethernet and IP networks.”

Ixia ended the second quarter with approximately $369 million in cash and investments, compared with $354 million at March 31, 2011.

Conference Call and Webcast Information

Ixia will host a conference call today, at 5:00 p.m., Eastern Time, for analysts and investors to discuss its 2011 second quarter results and its business outlook for the 2011 third quarter. Open to the public, investors may access the call by dialing (678) 825-8347. A live webcast of the conference call, along with supplemental financial information, will be accessible from the “Investors” section of Ixia’s web site (www.ixiacom.com). Following the live webcast, an archived version will be available in the “Investors” section on the Ixia web site for 90 days.

Non-GAAP Information

To supplement our consolidated financial results prepared in accordance with Generally Accepted Accounting Principles (“GAAP”), we have included certain non-GAAP financial measures in this press release and in the attachments hereto. Specifically, we have provided non-GAAP financial measures (e.g., non-GAAP cost of revenues, non-GAAP operating expenses, non-GAAP operating margin, non-GAAP interest income and other, net, non-GAAP income tax expense, non-GAAP net income, and non-GAAP diluted earnings per share) that exclude certain non-cash and/or non-recurring income and expense items such as proceeds and expenses from certain legal and contractual settlements, stock-based compensation expenses, acquisition and other related costs, the amortization of acquisition-related intangible assets, restructuring expenses, certain inventory adjustments, and the related income tax effects of these items, as well as the income tax impacts of the valuation allowance recorded against certain deferred tax assets. The aforementioned items represent income and expense items that may be difficult to estimate from period to period or that we believe are not directly attributable to the underlying performance of our business operations. These non-GAAP financial measures are provided to enhance the user’s overall understanding of our financial performance. We believe that by excluding these items, our non-GAAP measures provide supplemental information to both management and investors that is useful in assessing our core operating performance, in evaluating our ongoing business operations and in comparing our results of operations on a consistent basis from period to period. These non-GAAP financial measures are also used by management to plan and forecast future periods and to assist in making operating and strategic decisions. The presentation of this additional information is not prepared in accordance with GAAP. The information therefore may not necessarily be comparable to that of other companies and should be considered as a supplement to, not a substitute for, or superior to, the corresponding measures calculated in accordance with GAAP. Investors are encouraged to review the reconciliations of GAAP to non-GAAP financial measures which are included below in the attached financial tables.

About Ixia

Ixia provides the industry’s most comprehensive converged IP services testing solution – from the wireless edge to the Internet core. Network equipment manufacturers, service providers, enterprises, and government agencies use Ixia’s industry-leading test and simulation platforms to design and validate a broad range of wired, Wi-Fi, and 3G/4G networking equipment and networks. Ixia’s solutions create real-world conditions by emulating a full range of high-scaling networking protocols and generating media-rich application traffic to validate performance, conformance and security of cloud, core, data center, wireless and multiplay networks. For more information, visit www.ixiacom.com.

Safe Harbor Under the Private Securities Litigation Reform Act of 1995:

Certain statements made in this press release are forward-looking statements, including, without limitation, statements regarding growth, profitability, financial performance and future business. In some cases, such forward-looking statements can be identified by terms such as may, will, expect, plan, believe, estimate, predict or the like. Such statements reflect our current intent, belief and expectations and are subject to risks and uncertainties that could cause our actual results to differ materially from those expressed or implied in the forward-looking statements. Factors that may cause future results to differ materially from our current expectations include changes in the global economy, competition, consistency of orders from significant customers, our success in developing and producing new products, market acceptance of our products and war, terrorism, political unrest, natural disasters and other circumstances that could, among other consequences, reduce the demand for our products, disrupt our supply chain or impact the delivery of our products. Such factors also include the risk that the anticipated benefits of our acquisition of VeriWave will not be realized, as well as the factors identified in our Annual Report on Form 10-K for the year ended December 31, 2010, and in our other filings with the U.S. Securities and Exchange Commission. We undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

Financial Contact:

The Blueshirt Group

Investor Relations

Maria Riley 415-217-7722

or

Tom Miller, Chief Financial Officer

Dir: 818-444-2325

tmiller@ixiacom.com

Condensed Consolidated Balance Sheets

(in thousands)

(unaudited)

	June 30, 2011	December 31, 2010
Assets
Current assets:
Cash and cash equivalents	$52,582	$76,082
Short-term investments in marketable securities	179,047	151,696
Accounts receivable, net	65,271	67,838
Inventories	29,332	28,965
Prepaid expenses and other current assets	13,789	12,647

Total current assets	340,021	337,228

Investments in marketable securities	136,956	111,440
Property and equipment, net	23,751	22,745
Intangible assets, net	45,461	52,778
Goodwill	59,384	59,384
Other assets	6,579	6,308

Total assets	$612,152	$589,883

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$6,900	$9,924
Accrued expenses	25,345	33,778
Deferred revenues	40,859	37,505
Income taxes payable	—	1,648

Total current liabilities	73,104	82,855

Deferred revenues	9,048	9,170
Other liabilities	6,574	6,378
Convertible senior notes	200,000	200,000

Total liabilities	288,726	298,403

Shareholders’ equity:
Common stock, without par value; 200,000 shares authorized at June 30, 2011 and December 31, 2010; 69,496 and 67,613 shares issued and outstanding as of June 30, 2011 and December 31, 2010, respectively	128,904	115,590
Additional paid-in capital	144,038	133,249
Retained earnings	47,750	40,187
Accumulated other comprehensive income	2,734	2,454

Total shareholders’ equity	323,426	291,480

Total liabilities and shareholders’ equity	$612,152	$589,883

IXIA

Condensed Consolidated Statements of Operations

(in thousands, except per share data)

(unaudited)

	Three months ended June 30,		Six months ended June 30,
	2011	2010	2011	2010
Revenues:
Products	$54,992	$54,925	$119,919	$105,594
Services	13,981	11,179	27,515	22,551

Total revenues	68,973	66,104	147,434	128,145

Costs and operating expenses:(1)
Cost of revenues – products	13,014	13,773	27,035	25,218
Cost of revenues – services	1,631	1,518	3,109	3,026
Research and development	18,545	17,882	37,064	36,521
Sales and marketing	21,210	19,160	44,128	38,321
General and administrative	8,074	8,357	16,472	17,224
Amortization of intangible assets	3,789	5,086	7,479	10,144
Acquisition and other related	474	1,556	474	2,679
Restructuring	—	67	—	3,557

Total costs and operating expenses	66,737	67,399	135,761	136,690

Income (loss) from operations	2,236	(1,295)	11,673	(8,545)
Interest income and other, net	253	309	791	9,096
Interest expense	(1,800)	—	(3,600)	—

Income (loss) before income taxes	689	(986)	8,864	551
Income tax expense (benefit)	235	(625)	1,301	43

Net income (loss)	$454	$(361)	$7,563	$508

Earnings (loss) per share:
Basic	$0.01	$(0.01)	$0.11	$0.01
Diluted	$0.01	$(0.01)	$0.11	$0.01

Weighted average number of common and common equivalent shares outstanding:
Basic	69,156	64,603	68,643	64,052
Diluted	71,885	64,603	71,628	65,628

(1) Stock-based compensation included in:
Cost of revenues - products	$112	$133	$248	$256
Cost of revenues - services	43	50	94	96
Research and development	1,082	1,356	2,456	2,557
Sales and marketing	826	896	1,867	1,731
General and administrative	1,183	961	2,442	1,552

IXIA

Non-GAAP Information and Reconciliation to Comparable GAAP Financial Measures

(in thousands, except percentages and per share data)

(unaudited)

	Three months ended June 30,
	2011		2010
	Amount ($)	% Total Revenues	Amount ($)	% Total Revenues
Total revenues	$68,973	100%	$66,104	100%

Total cost of revenues – GAAP	$14,645	21.2%	$15,291	23.1%
Inventory adjustment(a)	—	—%	(306)	-0.5%
Stock-based compensation(b)	(155)	-0.2%	(183)	-0.2%

Total cost of revenues – Non-GAAP	$14,490	21.0%	$14,802	22.4%

Operating expenses – GAAP	$52,092	75.5%	$52,108	78.8%
Amortization of intangible assets(c)	(3,789)	-5.5%	(5,086)	-7.7%
Acquisition and other related(d)	(474)	-0.7%	(1,556)	-2.4%
Restructuring(e)	—	—%	(67)	-0.1%
Stock-based compensation(b)	(3,091)	-4.4%	(3,213)	-4.8%

Operating expenses – Non-GAAP	$44,738	64.9%	$42,186	63.8%

Operating margin – GAAP	$2,236	3.2%	$(1,295)	-2.0%
Inventory adjustment(a)	—	—%	306	0.5%
Amortization of intangible assets(c)	3,789	5.5%	5,086	7.7%
Acquisition and other related(d)	474	0.7%	1,556	2.4%
Restructuring(e)	—	—%	67	0.1%
Stock-based compensation(b)	3,246	4.7%	3,396	5.1%

Operating margin – Non-GAAP	$9,745	14.1%	$9,116	13.8%

Income tax expense (benefit) – GAAP	$235	0.3%	$(625)	-0.9%
Effect of reconciling items(f)	2,133	3.1%	3,222	4.8%

Income tax expense – Non-GAAP	$2,368	3.4%	$2,597	3.9%

Net income (loss) – GAAP	$454	0.7%	$(361)	-0.5%
Effect of reconciling items(g)	5,376	7.8%	7,189	10.8%

Net income – Non-GAAP	$5,830	8.5%	$6,828	10.3%

Diluted earnings (loss) per share – GAAP	$0.01		$(0.01)
Effect of reconciling items(h)	0.07		0.11

Diluted earnings per share – Non-GAAP	$0.08		$0.10

(a)	This reconciling item represents a cost of sales timing adjustment between the first quarter and second quarter of 2010 due to the deferral of certain inventory costs.
(b)	This reconciling item represents stock-based compensation expenses. As stock-based compensation represents a non-cash charge that is not directly attributable to the underlying performance of our business operations, we believe that by excluding stock-based compensation, investors are provided with supplemental information that is useful in comparing our operating results from period to period and in evaluating our core operations and performance. While we expect to continue to recognize stock-based compensation expense in the future, management also excludes this expense when evaluating current performance, forecasting future results, measuring core operating results, and making operating and strategic decisions.

(c)	This reconciling item represents the amortization of intangible assets related to the acquisitions of various businesses and technologies such as the acquisitions of Catapult Communications Corporation and Agilent Technologies’ N2X Data Network Testing Product Line. As the amortization expense represents a non-cash charge that is not directly attributable to the underlying performance of our business operations, we believe that by excluding the amortization of acquisition-related intangible assets, investors are provided with supplemental information that is useful in evaluating our ongoing operations and performance. While the amortization of intangible assets is expected to continue in the future, management also excludes this expense when evaluating current performance, forecasting future results, measuring core operating results, and making operating and strategic decisions.
(d)	This reconciling item represents costs associated with our acquisitions of Catapult Communications Corporation in June 2009, Agilent Technologies’ N2X Data Network Testing Product Line in October 2009 and our recently announced acquisition of VeriWave, Inc. Acquisition and other related costs consist primarily of transaction and integration related costs such as professional fees for legal, accounting and tax services, integration related consulting fees, certain employee, facility and infrastructure transition costs, and other related expenses. We believe that by excluding acquisition and other related costs, we provide investors with supplemental information that is useful in comparing our ongoing operating results from period to period and in evaluating our core operations and performance.
(e)	This reconciling item represents costs primarily associated with our restructuring plan announced during the first quarter of 2010 related to our acquisition of the N2X Data Network Testing Product Line. These costs primarily relate to one-time employee termination benefits consisting of severance and other related costs, as well as some facility-related costs. We believe that by excluding restructuring costs, we provide investors with supplemental information that is useful in comparing our operating results from period to period and in evaluating our core operations and performance.
(f)	This adjustment represents the income tax effects of the reconciling items noted in footnotes (a), (b), (c), (d) and (e) as well as changes in the valuation allowance relating to the company’s deferred tax assets.
(g)	This adjustment represents the effects of the reconciling items noted in footnotes (a), (b), (c), (d) and (e), net of tax.
(h)	This adjustment represents the effects of the reconciling items noted in footnotes (a), (b), (c), (d) and (e), net of tax, on a diluted per share basis.

IXIA

Non-GAAP Information and Reconciliation to Comparable GAAP Financial Measures

(in thousands, except percentages and per share data)

(unaudited)

	Six months ended June 30,
	2011		2010
	Amount ($)	% Total Revenues	Amount ($)	% Total Revenues
Total revenues	$147,434	100%	$128,145	100%

Total cost of revenues – GAAP	$30,144	20.4%	$28,244	22.0%
Stock-based compensation(a)	(342)	-0.2%	(352)	-0.2%

Total cost of revenues – Non-GAAP	$29,802	20.2%	$27,892	21.8%

Operating expenses – GAAP	$105,617	71.6%	$108,446	84.6%
Amortization of intangible assets(b)	(7,479)	-5.1%	(10,144)	-7.9%
Acquisition and other related(c)	(474)	-0.3%	(2,679)	-2.1%
Restructuring(d)	—	—%	(3,557)	-2.8%
Stock-based compensation(a)	(6,765)	-4.6%	(5,840)	-4.5%
Legal and contract settlements(e)	(900)	-0.6%	—	—%

Operating expenses – Non-GAAP	$89,999	61.0%	$86,226	67.3%

Operating margin – GAAP	$11,673	7.9%	$(8,545)	-6.7%
Amortization of intangible assets(b)	7,479	5.1%	10,144	7.9%
Acquisition and other related(c)	474	0.3%	2,679	2.1%
Restructuring(d)	—	—%	3,557	2.8%
Stock-based compensation(a)	7,107	4.8%	6,192	4.8%
Legal and contract settlements(e)	900	0.6%	—	—%

Operating margin – Non-GAAP	$27,633	18.7%	$14,027	10.9%

Interest income and other, net – GAAP	$791	0.5%	$9,096	7.1%
Auction rate securities settlements(f)	—	—%	(8,925)	-7.0%

Interest income and other, net – Non-GAAP	$791	0.5%	$171	0.1%

Income tax expense – GAAP	$1,301	0.9%	$43	0.0%
Effect of reconciling items(g)	5,524	3.7%	4,018	3.2%

Income tax expense – Non-GAAP	$6,825	4.6%	$4,061	3.2%

Net income – GAAP	$7,563	5.1%	$508	0.4%
Effect of reconciling items(h)	10,436	7.1%	9,629	7.5%

Net income – Non-GAAP	$17,999	12.2%	$10,137	7.9%

Diluted earnings per share – GAAP	$0.11		$0.01
Effect of reconciling items(i)(j)	0.14		0.14

Diluted earnings per share – Non-GAAP	$0.25		$0.15

(a)	This reconciling item represents stock-based compensation expenses. As stock-based compensation represents a non-cash charge that is not directly attributable to the underlying performance of our business operations, we believe that by excluding stock-based compensation, investors are provided with supplemental information that is useful in comparing our operating results from period to period and in evaluating our core operations and performance. While we expect to continue to recognize stock-based compensation expense in the future, management also excludes this expense when evaluating current performance, forecasting future results, measuring core operating results, and making operating and strategic decisions.

(b)	This reconciling item represents the amortization of intangible assets related to the acquisitions of various businesses and technologies such as the acquisitions of Catapult Communications Corporation and Agilent Technologies’ N2X Data Network Testing Product Line. As the amortization expense represents a non-cash charge that is not directly attributable to the underlying performance of our business operations, we believe that by excluding the amortization of acquisition-related intangible assets, investors are provided with supplemental information that is useful in evaluating our ongoing operations and performance. While the amortization of intangible assets is expected to continue in the future, management also excludes this expense when evaluating current performance, forecasting future results, measuring core operating results, and making operating and strategic decisions.
(c)	This reconciling item represents costs associated with our acquisitions of Catapult Communications Corporation in June 2009, Agilent Technologies’ N2X Data Network Testing Product Line in October 2009 and our recently announced acquisition of VeriWave, Inc. Acquisition and other related costs consist primarily of transaction and integration related costs such as professional fees for legal, accounting and tax services, integration related consulting fees, certain employee, facility and infrastructure transition costs, and other related expenses. We believe that by excluding acquisition and other related costs, we provide investors with supplemental information that is useful in comparing our ongoing operating results from period to period and in evaluating our core operations and performance.
(d)	This reconciling item represents costs primarily associated with our restructuring plan announced during the first quarter of 2010 related to our acquisition of the N2X Data Network Testing Product Line. These costs primarily relate to one-time employee termination benefits consisting of severance and other related costs, as well as some facility-related costs. We believe that by excluding restructuring costs, we provide investors with supplemental information that is useful in comparing our operating results from period to period and in evaluating our core operations and performance.
(e)	This adjustment includes a one-time charge of $900,000 incurred in the first quarter of 2011 to terminate and settle a development contract. We believe that by excluding this one-time charge, we provide investors with supplemental information that is useful in comparing our operating results from period to period and in evaluating our core operations and performance.
(f)	This reconciling item represents settlement proceeds received during the first quarter of 2010 relating to claims asserted by us against our former investment manager for damages and losses relating to our previous investments in auction rate securities with an aggregate par value of $19.0 million. As these proceeds are not directly attributable to the underlying performance of our business operations, we believe that by excluding these proceeds, we provide investors with supplemental information that is useful in comparing our operating results from period to period and in evaluating our core operations and performance.
(g)	This adjustment represents the income tax effects of the reconciling items noted in footnotes (a), (b), (c), (d), (e) and (f) as well as changes in the valuation allowance relating to the company’s deferred tax assets.
(h)	This adjustment represents the effects of the reconciling items noted in footnotes (a), (b), (c), (d), (e) and (f), net of tax.
(i)	This adjustment represents the effects of the reconciling items noted in footnotes (a), (b), (c), (d), (e) and (f), net of tax, on a diluted per share basis.
(j)	This reconciling item for the six months ended June 30, 2011 non-GAAP diluted earnings per share calculation includes the impact of the convertible senior notes as these were anti-dilutive for the equivalent GAAP earnings per share calculations.